    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1996



                                                      REGISTRATION NO. 333-12929

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      WEIDER NUTRITION INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            5149                           87-0563574
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                                                      ROBERT K. REYNOLDS, EXECUTIVE VICE PRESIDENT,
                                                          CHIEF OPERATING OFFICER AND SECRETARY
                                                          WEIDER NUTRITION INTERNATIONAL, INC.
               1960 SOUTH 4250 WEST                               1960 SOUTH 4250 WEST
          SALT LAKE CITY, UTAH 84104-4836                    SALT LAKE CITY, UTAH 84104-4836
                  (801) 975-5000                                     (801) 975-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE          (NAME, ADDRESS, INCLUDING ZIP CODE, AND
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S          TELEPHONE NUMBER, INCLUDING AREA CODE,
           PRINCIPAL EXECUTIVE OFFICES)                           OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                  ROGER H. KIMMEL                                  LOUIS M. CASTRUCCIO
                 LATHAM & WATKINS                                  IRELL & MANELLA LLP
                 885 THIRD AVENUE                          1800 AVENUE OF THE STARS, SUITE 900
             NEW YORK, NEW YORK 10022                      LOS ANGELES, CALIFORNIA 90067-4276
                  (212) 906-1200                                     (310) 277-1010

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Class A Common Stock being registered. All amounts are estimates except the registration and filing fees:

                                    DESCRIPTION                                   AMOUNT
    ---------------------------------------------------------------------------  --------
    Securities and Exchange Commission registration fee........................  $ 35,690
    NASD filing fee............................................................    10,850
    Printing and engraving expenses............................................         *
    Legal fees and expenses....................................................         *
    Accounting fees and expenses...............................................         *
    Blue Sky fees and expenses.................................................         *
    Transfer Agent and Registrar fees..........................................         *
    Listing Fees...............................................................         *
    Miscellaneous expenses.....................................................         *
                                                                                 --------
                                                                                     ----
              Total............................................................  $
                                                                                 ============

---------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide for indemnification of personal liability of the directors of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL").
Article VIII of the Bylaws of the Company provides for indemnification of officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware. The Company may, in the discretion of the Board of Directors, indemnify its employees and agents.

     The indemnification therein provided shall not affect any of the rights of those seeking indemnification which they may be entitled to under bylaw, resolutions or otherwise. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company against liability asserted against him and incurred in or arising out of any such capacity, whether or not the Company would have the power to indemnify him against liability under the provisions of this section provided the same is consistent with Delaware law. The right of any person to be indemnified shall be subject to the right of the Company, in lieu of such indemnity, to settle any claim, action, suit or proceeding at the expense of the Company by the payment of the amount of settlement and the costs and expenses incurred in connection therewith.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the following securities were sold by the Company without registration under the Securities Act. All transactions described below have been adjusted to reflect the exchange of each outstanding
share of capital stock of Weider Nutrition for           shares of Common Stock
of the Company, which exchange will become effective immediately prior to the
Offerings:

          1. Pursuant to a Shareholders Agreement No. 1, effective June 1, 1994, by and between Weider and Hornchurch, Hornchurch purchased, among other things, 59.75 shares of Common Stock (or a 5.0% interest in the outstanding Common Stock of Weider Nutrition) and pursuant to a Shareholders Agreement No. 2, effective June 1, 1994, by and between Weider and Hornchurch, Hornchurch purchased, among other things, 119.49 shares of Common Stock (or a 10% interest in the outstanding

     Common Stock of Weider Nutrition). The aggregate purchase price for the Common Stock purchased by Hornchurch was approximately $4,845,105.

          2. Pursuant to a Shareholders Agreement, effective June 1, 1994, by and between Weider and Bayonne Settlement, Bayonne Settlement purchased, among other things, 11.95 shares of Common Stock (or a 1.0% interest in the outstanding Common Stock of Weider Nutrition). The aggregate purchase price for the Common Stock purchased by Bayonne Settlement was $349,332.

          3. Pursuant to a Shareholders Agreement, effective June 1, 1994, by and between Weider and Ronald Corey, Mr. Corey purchased, among other things, 3.98 shares of Common Stock (or a 0.33% interest in the outstanding Common Stock of Weider Nutrition). The aggregate purchase price for the Common Stock purchased by Mr. Corey was $116,444.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
  NO.                                             TITLE
-------   -------------------------------------------------------------------------------------
  1.1     Form of Underwriting Agreement.**
  1.2     Form of Subscription Agreement.**
  1.3     Intersyndicate Agreement between U.S. Underwriters and Managers.**
  3.1     Amended and Restated Certificate of Incorporation of Weider Nutrition International,
          Inc.
  3.2     Amended and Restated Bylaws of Weider Nutrition International, Inc.
  4.1     Form of Class A Common Stock Certificate.**
  5.1     Opinion of Latham & Watkins as to the validity of the Common Stock.**
 10.1     Build-To-Suit Lease Agreement, dated March 20, 1996, between SCI Development Services
          Incorporated and Weider Nutrition Group, Inc.
 10.2     Agreement by and between Joseph Weider and Weider Health and Fitness.
 10.3     Form of 1996 Weider Nutrition International, Inc. Stock Option Plan.**
 10.4     Form of Tax Indemnification Agreement by and among Weider Nutrition International,
          Inc., Weider Health and Fitness and the consolidated subsidiaries of Weider Health and Fitness.**
 10.5     Form of Profit Sharing Plan.**
 10.6     Form of 401(k) Pension Plan.**
 10.7     Form of Employment Agreement between Weider Nutrition International, Inc. and Richard
          B. Bizzaro.**
 10.8     Form of Employment Agreement between Weider Nutrition International, Inc. and Robert
          K. Reynolds.**
 10.9     Form of Advertising Agreement between Weider Nutrition International, Inc. and Weider
          Publishing Group Limited.**
 10.10    Shareholders Agreement No. 1 between Weider Health and Fitness and Hornchurch
          Investments Limited.**
 10.11    Shareholders Agreement No. 2 between Weider Health and Fitness and Hornchurch
          Investments Limited.**
 10.12    Shareholders Agreement between Weider Health and Fitness and Bayonne Settlement.**
 10.13    Shareholders Agreement between Weider Health and Fitness and Ronald Corey.**
 10.14    Form of Amendment and Waiver among Weider Health and Fitness, Hornchurch Investments
          Limited, Bayonne Settlement and Ronald Corey.**
 11       Statement regarding computation of per share earnings.**
 21       Subsidiaries of Weider Nutrition International, Inc.
 23.1     Consent of Deloitte & Touche LLP dated September 27, 1996.
 23.2     Consent of Deloitte & Touche LLP dated October 15, 1996.

EXHIBIT
  NO.                                             TITLE
-------   -------------------------------------------------------------------------------------
 23.3     Consent of Latham & Watkins (including in Exhibit 5.1)
 24       Powers of Attorney, included on page II-5.
 27.1     Financial Data Schedule Summary*


---------------

 * Previously filed.


** To be filed by amendment.


     (b) Financial Statement Schedules.

     Schedule II Valuation and Qualifying Accounts for the Years Ended May 31, 1994, 1995 and 1996.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the U.S. Underwriters and Managers at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the U.S. Underwriters and Managers to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the U.S. Underwriters and Managers at the closing specified in the Underwriting Agreement and Subscription Agreement certificates in such denominations and registered in such names as required by the U.S. Underwriters and Managers to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed by the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on October 15, 1996.


                                          Weider Nutrition International, Inc.

                                          By: /s/ RICHARD B. BIZZARO

                                              ----------------------------------
                                               Richard B. Bizzaro
                                               Chief Executive Officer and
                                                 President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   NAME                                 TITLE                       DATE
------------------------------------------  ------------------------------    -----------------
                    *                                                          October 15, 1996
------------------------------------------  Chairman of the Board and
               Eric Weider                    Director
                                            Chief Executive Officer,
                    *                         President and Director           October 15, 1996
------------------------------------------    (Principal Executive
            Richard B. Bizzaro                Officer)
                                            Chief Operating Officer,
                                              Executive Vice President and
          /s/ ROBERT K. REYNOLDS              Director (Principal              October 15, 1996
------------------------------------------    Financial and Accounting
            Robert K. Reynolds                Officer)
                    *                                                          October 15, 1996
------------------------------------------
             Ronald L. Corey                Director
                    *                                                          October 15, 1996
------------------------------------------
             Roger H. Kimmel                Director
                    *                                                          October 15, 1996
------------------------------------------
            George F. Lengvari              Director
                    *                                                          October 15, 1996
------------------------------------------
            Richard J. Renaud               Director

      *By:    /s/ ROBERT K. REYNOLDS
------------------------------------------
             Robert K. Reynolds
             Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
    NUMBER                                 DESCRIPTION                                   PAGE
    -------   ---------------------------------------------------------------------  ------------
     1.1      Form of Underwriting Agreement**.....................................
     1.2      Form of Subscription Agreement**.....................................
     1.3      Intersyndicate Agreement between U.S. Underwriters and Managers**....
     3.1      Amended and Restated Certificate of Incorporation of Weider Nutrition
              International, Inc...................................................
     3.2      Amended and Restated Bylaws of Weider Nutrition International,
              Inc..................................................................
     4.1      Form of Class A Common Stock Certificate**...........................
     5.1      Opinion of Latham & Watkins as to the validity of the Common
              Stock**..............................................................
    10.1      Build-To-Suit Lease Agreement, dated March 20, 1996, between SCI
              Development Services Incorporated and Weider Nutrition Group, Inc....
    10.2      Agreement by and between Joseph Weider and Weider Health and
              Fitness..............................................................
    10.3      Form of 1996 Weider Nutrition International, Inc. Stock Option
              Plan**...............................................................
    10.4      Form of Tax Indemnification Agreement by and among Weider Nutrition
              International, Inc., Weider Health and Fitness and the consolidated subsidiaries of Weider Health and Fitness**..........................
    10.5      Form of Profit Sharing Plan**........................................
    10.6      Form of 401(k) Pension Plan**........................................
    10.7      Form of Employment Agreement between Weider Nutrition International,
              Inc. and Richard B. Bizzaro**........................................
    10.8      Form of Employment Agreement between Weider Nutrition International,
              Inc. and Robert K. Reynolds**........................................
    10.9      Form of Advertising Agreement between Weider Nutrition International,
              Inc. and Weider Publishing Group Limited**...........................
    10.10     Shareholders Agreement No. 1 between Weider Health and Fitness and
              Hornchurch Investments Limited**.....................................
    10.11     Shareholders Agreement No. 2 between Weider Health and Fitness and
              Hornchurch Investments Limited**.....................................
    10.12     Shareholders Agreement between Weider Health and Fitness and Bayonne
              Settlement**.........................................................
    10.13     Shareholders Agreement between Weider Health and Fitness and Ronald
              Corey.**.............................................................
    10.14     Form of Amendment and Waiver among Weider Health and Fitness,
              Hornchurch Investments Limited, Bayonne Settlement and Ronald
              Corey**..............................................................
    11        Statement regarding computation of per share earnings**..............
    21        Subsidiaries of Weider Nutrition International, Inc..................
    23.1      Consent of Deloitte & Touche LLP dated September 27, 1996............
    23.2      Consent of Deloitte & Touche LLP dated October 15, 1996..............
    23.3      Consent of Latham & Watkins (including in Exhibit 5.1)...............
    24        Powers of Attorney, included on page II-5............................
    27.1      Financial Data Schedule Summary*.....................................


---------------

*  Previously filed.



** To be filed by amendment.